EXHIBIT 23.1


                             MAURICE M. MORTON, CPA

                         INDEPENDENT AUDITOR'S CONSENT



Securities and Exchange Commission
Washington, D.C.

I consent to the use in this Registration Statement or Amendment of New Frontier Energy, Inc. on Form SB-2 of my report dated May 23, 2003, appearing in the Prospectus, which is part of this Registration Statement.

I also consent to the reference to me under the heading "Experts" in such Prospectus.


/s/ Maurice M. Morton
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Maurice M. Morton, CPA
Casper, Wyoming
February 10, 2004